Exhibit 26(n) CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the use in this Post-Effective Amendment No. 14 to Registration Statement No. 333-47717 of Lincoln Benefit Life Variable Life Account ("the Account") on Form N-6 of our report dated March 10, 2006, (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in method of accounting for certain nontraditional long-duration contracts and for separate accounts in 2004), relating to the financial statements and financial statement schedules of Lincoln Benefit Life Company ("the Company"), and to the use of our report dated March 10, 2006 on the financial statements of the sub-accounts of the Account, appearing in the Statement of Additional Information (which is incorporated by reference in the Prospectus of the Account), which is part of such Registration Statement, and to the references to us under the heading "Experts" in such Statement of Additional Information.


\s\ Deloitte & Touche LLP
Chicago, Illinois
April 17, 2006